Exhibit 99.1

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Michael E. Little, Chairman of the Board and Chief Executive Officer of Pioneer Drilling Company, a Texas corporation (the “Company”), hereby certify, to my knowledge, that:

(1)                                  the Company’s Annual Report on Form 10-K for the year ended March 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: June 3, 2003	/s/ Michael E. Little
Michael E. Little Chairman of the Board and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.